Exhibit 10.2

SIDE LETTER

We, the undersigned, being all the parties to an agreement for the sale and purchase of the entire issued share capital in Pineboom Investments Limited dated 11 July 2008 (the “Agreement”) entered into between Feishang Group Limited (the “Vendor”) as the vendor and China Natural Resources, Inc. (the “Purchaser”) as the purchaser, at the request of each of the parties and in consideration of each of the parties agreeing to enter into this side letter and other valuable consideration given by each of the parties, hereby agree that:

1.

in accordance with the provisions of Clause 11.02 of the Agreement:

(a)

Clause 3.01(b) of the Agreement shall be deleted and substituted by the following:

“(b)

the sum of US$15,000,000, minus such amount as shall be required to be deducted from the Consideration pursuant to Clause 3.02, as further part payment of the Consideration shall be payable to the Vendor on or before the date falling on the 1st anniversary of the Completion Date;”;

(b)

Clause 3.04(b) and the Proviso to Clause 3.04 of the Agreement shall be deleted and substituted by the following:

“(b)

zero or a positive figure, the Retention Amount shall be released and paid by the Purchaser to the Vendor simultaneously with the payment of an amount equivalent to the Net Amount in full and final settlement of the balance of the Consideration,

Provided that this settlement by reference to the Completion Accounts and the determination of the Net Amount pursuant to this Clause 3 shall take place within 10 Business Days of the relevant agreement on the Net Amount or on or before the date falling on the 1st anniversary of the Completion Date whichever is the later (or at such other time as the Vendor and the Purchaser may agree).”;

(c)

Clause 5.03(a) of the Agreement shall be deleted;

2.

all the provisions of the Agreement, as varied by this side letter, and the rights and obligations of each of the parties under the Agreement, as so varied, shall continue to remain in full force and effect and are enforceable in accordance with their respective terms;

3.

unless otherwise defined herein or the context otherwise requires, words and expressions used in this side letter shall have the same meanings respectively given to them in the Agreement; and

4.

this side letter shall be governed by and construed in accordance with the laws of Hong Kong.

Dated: 10 July 2009

/s/ Mr. Li Feilie, Chairman	/s/ Wong Wah On Edward, Chief Financial Officer
For and on behalf of Feishang Group Limited	For and on behalf of China Natural Resources, Inc.